UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 3, 2006

RYERSON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Previous Independent Registered Public Accounting Firm.

On August 3, 2006, the Audit Committee of the Board of Directors (the “Audit Committee”) of Ryerson Inc. (the “Company)” dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PricewaterhouseCoopers LLP’s reports on the Company’s financial statements for each of the years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principle.

During the years ended December 31, 2005 and December 31, 2004 and through August 3, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its reports on the financial statements of the Company for such years.

As previously reported and as discussed in Management’s Report on Internal Control Over Financial Reporting under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, management identified the following material weakness in the Company’s internal control over financial reporting:

The Company did not maintain effective controls over the completeness, accuracy, valuation and presentation of inventory and related cost of material sold accounts. Specifically, the Company did not have controls designed and in place over the completeness, accuracy and valuation of inventory in accordance with generally accepted accounting principles and the presentation of processing costs within the Company’s consolidated statements of operations and reinvested earnings. Certain processing costs were classified as warehousing and delivery costs that should have been classified as cost of materials sold. Additionally, the Company did not maintain a sufficient complement of personnel with the appropriate skills, training and experience to ensure complete, accurate and timely evaluation of the selection, application and implementation of generally accepted accounting principles relative to inventory and related cost of material sold. This control deficiency resulted in the restatement of the Company’s 2004 and 2003 annual consolidated financial statements, the interim consolidated financial statements for each of the 2004 quarters and for each of the first three 2005 quarters, as well as audit adjustments to the fourth quarter of 2005 consolidated financial statements. Additionally, this control deficiency could result in a misstatement of inventory and cost of sales that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management concluded that this control deficiency constitutes a material weakness.

Because of the material weakness described above, management concluded that the Company did not maintain effective control over financial reporting as of December 31, 2005. This material weakness continued to exist as of the quarter ended March 31, 2006 and as of the quarter ended June 30, 2006, as reported in the Company’s Quarterly Reports on Form 10-Q for those interim periods.

During the fourth quarter of 2005 and the first half of 2006, the Company implemented the actions discussed below to remediate the material weakness in its internal control over financial reporting.

1.	augmented its accounting resources by adding an experienced accounting executive with significant SEC reporting experience and GAAP knowledge to help balance the workload;

2.	completed the transition and centralization of the accounting function related to the Integris Metals acquisition to enable better communication and information flow; and

3.	continued the upgrade of its information systems capability and consolidation of its multiple information technology operating platforms onto one integrated platform.

4.	Reduced the workload and strain on its accounting resources by:

a)	Completing the installation of an SAP information technology platform at all of the operating locations that had used one of its legacy information technology platforms and consolidated all Canadian operations onto a single non-SAP platform. The conversions reduced the Company’s information technology systems from 6 to 4 platforms as the Company moves toward implementation of the SAP system Company-wide by the end of 2008. The reduction in information technology platforms has provided a more centralized system and database for corporate accounting staff.

b)	Hiring 2 additional professional accounting staff.

5.	Implemented a program that requires training of personnel at operating locations to ensure accuracy of inventory records.

6.	Augmented accounting training of its corporate accounting staff and enhanced review processes to ensure proper application of generally accepted accounting principles.

7.	Established procedures to ensure accounting resources are not diverted to support acquisition or other activities not directly related to accounting until all critical accounting matters have been handled. The Company has put in place separate resources to address acquisition activities and planning and budgeting needs. Providing such dedicated resources for functional areas of the Company has reduced the workload demands on corporate accounting personnel and allowed corporate accounting staff to focus on accounting matters associated with the Company’s public reporting obligations.

Except for the material weakness described above, there are no reportable events as described in Item 304(a)(1)(v) of Regulation S-K that occurred during the fiscal years ended December 31, 2005 and 2004, and through August 3, 2006. An authorized officer of the Company has discussed the material weakness described above with PricewaterhouseCoopers LLP, and the Company has authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of its new independent registered public accounting firm concerning the subject matter of the material weakness described above.

The Company provided PricewaterhouseCoopers LLP with a copy of these disclosures and asked PricewaterhouseCoopers LLP to provide it with a letter addressed to the Securities and Exchange Commission (the “Commission”) stating whether or not PricewaterhouseCoopers LLP agrees with the Company’s statements. A copy of PricewaterhouseCoopers LLP’s letter to the Commission is attached as Exhibit 16 to this Current Report on Form 8-K.

(b)	New Independent Registered Public Accounting Firm.

On August 3, 2006, the Audit Committee engaged Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. During the years ended December 31, 2004 and December 31, 2005 and the subsequent period prior to engaging Ernst & Young LLP, the Company did not consult with Ernst & Young LLP, regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(a)	None

(b)	None

(c)	None

(d)	A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON INC.

Dated: August 3, 2006		/s/ Lily L. May
	By:	Lily L. May
	Its:	Vice President, Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
16	Letter from PricewaterhouseCoopers LLP, dated August 3, 2006.